UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

LANDS’ END, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09769	36-2512786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 935-9341

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2026, Lands’ End, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Charlie Cole as Chief Executive Officer of the Company and as a member of the Board, effective as of July 13, 2026. Andrew McLean will cease to serve as Chief Executive Officer of the Company and will resign as a member of the Board, effective as of July 13, 2026.

Charlie Cole is a consumer brand executive with more than two decades of leadership experience spanning digital commerce, technology, artificial intelligence and omnichannel retail. Most recently, he served as Interim Chief Digital Officer of Thuma from February 2026 until June 2026. Previously, he was President of XGen AI, an AI-powered commerce software company acquired by Zoovu in 2026, from February 2025 to February 2026. He also served as Chief Executive Officer of Tribute Technology from March 2023 to November 2024, Chief Executive Officer of FTD from March 2020 to January 2023, Chief Digital Officer of TUMI from January 2016 to March 2020, and Global Chief eCommerce Officer of Samsonite from January 2017 to March 2020. Mr. Cole was not selected as the Company’s Chief Executive Officer pursuant to any arrangement or understanding between him and any other person. Mr. Cole does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with these transition matters, the Company has entered into an employment letter agreement (the “Employment Letter”) and an executive severance agreement (the “Severance Agreement”) with Mr. Cole, and a separation agreement (the “Separation Agreement”) with Mr. McLean, in each case, dated as of June 29, 2026. The material terms of these agreements are described below.

Employment Letter with Mr. Cole

The Employment Letter provides Mr. Cole with an annual base salary equal to $1,100,000 and an annual target bonus opportunity under the Company’s annual incentive plan equal to125% of his annual base salary. Mr. Cole will be granted a cash signing bonus of $550,000, which is subject to repayment by Mr. Cole if he resigns from employment other than for good reason or if the Company terminates his employment for cause before January 31, 2027, an inducement sign-on grant of restricted stock units with a grant date value equal to $1,250,000 and an inducement sign-on grant of options to purchase shares of Company common stock with a grant date value equal to $1,250,000. The sign-on equity awards will vest in tranches of 25%, 25%, and 50%, on the first, second and third anniversaries, respectively, of Mr. Cole’s start date, subject to his continued employment; provided that on his earlier termination by the Company without cause, his resignation with good reason, his death or disability, any portion of the sign-on grants that would have become vested within the 12 months following the date of separation from service will become immediately vested. Beginning in fiscal year 2027, Mr. Cole will have an annual target long-term incentive award opportunity no less than $3,025,000. Through January 13, 2027, Mr. Cole will be provided with temporary corporate housing in the Madison, Wisconsin area and reimbursement of airfare between Wisconsin and his residence in Seattle, Washington.

The foregoing description of the Employment Letter does not purport to be complete and is qualified in its entirety by the full text of the Employment Letter, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending July 31, 2026.

Severance Agreement with Mr. Cole

The Severance Agreement provides that, subject to Mr. Cole’s execution without revocation of a release of claims against the Company and its affiliates, if Mr. Cole’s employment is terminated by the Company without cause or by Mr. Cole for good reason, he will be entitled to: (a) if such termination occurs during the last six months of the applicable fiscal year, a pro-rata bonus for that fiscal year, based on actual performance; (b) an amount equal to two times the sum of his base salary plus average prior two years’ annual bonus, paid in installments over 24 months (two and a half times the sum of his base salary plus the greater of average prior two years’ annual bonus and target annual bonus, paid in installments over 30 months, if a qualifying termination occurs in contemplation of, or within two years after, a change in control of the Company); (c) continued health insurance coverage for up to the same period of time as severance is paid; and (d) 12 months of outplacement services. The Severance Agreement also provides that Mr. Cole will be subject to (x) a non-competition covenant during his employment and for 12 months (24 months upon a termination without cause or resignation with good reason) thereafter; provided that, if Mr. Cole’s non-competition covenant remains in effect for 24 months, Mr. Cole may elect to compete following the 12 month anniversary of his termination date if he waives his right to the balance of any cash severance payments and repays a proportionate value of any sign-on equity awards that vested in connection with his termination; (y) an employee non-solicitation covenant during his employment and for 18 months thereafter; and (z) non-disparagement and confidentiality covenants during his employment and for 24 months thereafter. The Severance Agreement also provides for indemnification of Mr. Cole under certain circumstances. Mr. Cole is not entitled to any “golden parachute” excise tax gross-up payments under any plan or agreement with the Company.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by the full text of the Severance Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending July 31, 2026.

Separation Agreement with Mr. McLean

Under the terms of the Separation Agreement, Mr. McLean will remain an employee of the Company in a non-officer capacity through September 11, 2026 (or such earlier date as is determined by the Company). Upon Mr. McLean’s termination of employment, subject to his execution without revocation of a release of claims against the Company and its affiliates, he will be eligible to receive the severance payments and benefits applicable upon a termination without “cause” under his executive severance agreement, dated September 6, 2022, including (a) a pro rata annual bonus payment for his period of employment during the 2026 fiscal year, based on actual performance, (b) an amount in cash equal to two times the sum of annual base salary and average prior two years’ annual bonus, paid in installments over 24 months; (c) continued health insurance coverage for up to 24 months; and (d) outplacement services for up to 12 months. In addition, Mr. McLean will be eligible for accelerated vesting of 25% of the restricted stock units granted on April 4, 2025, and accelerated vesting of his unvested performance-vesting cash award granted on March 13, 2026.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending July 31, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS’ END, INC.

Date:June 30, 2026	By:	/s/ Bernard McCracken
	Name:	Bernard McCracken
	Title:	Chief Financial Officer and Treasurer

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